Exhibit 99.1

CommScope Reports Third Quarter 2024 Results

Third Quarter Highlights

•
Net sales of $1.08 billion
•
GAAP loss from continuing operations of $(96.7) million
•
Non-GAAP adjusted EBITDA of $204.2 million (1)
•
Core non-GAAP adjusted EBITDA of $220.4 million* (1)
•
Cash flow generated by operations of $122.2 million and free cash flow of $115.5 million (1) (2)

* Core financial measures reflect the results of the Connectivity and Cable Solutions (CCS), Networking, Intelligent Cellular and Security Solutions (NICS) excluding Distributed Antenna Systems (DAS), and Access Network Solutions (ANS) segments, in the aggregate, and exclude general corporate costs that were previously allocated to the Outdoor Wireless Networks (OWN) segment, DAS business unit and Home Networks (Home) segment. These indirect costs are classified as continuing operations, since they were not directly attributable to these discontinued operations. See the segment comparison tables below showing the aggregation of the Core financial measures.

(1) See “Non-GAAP Financial Measures” and “Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures” below.

(2) The cash flows related to discontinued operations have not been segregated. Accordingly, this cash flow information includes the results of continuing and discontinued operations.

CLAREMONT, NC, November 7, 2024 — CommScope Holding Company, Inc. (NASDAQ: COMM), a global leader in network connectivity solutions, today reported results for the quarter ended September 30, 2024.

Summary of Consolidated Results
	Q3	Q3	% Change
	2024	2023	YOY
	(in millions, except per share amounts)
Net sales	$1,082.2	$1,053.4	2.7%
GAAP loss from continuing operations	(96.7)	(533.8)	(81.9)
GAAP loss from continuing operations per share	(0.52)	(2.59)	NM
Non-GAAP adjusted EBITDA (1)	204.2	156.8	30.2
Core non-GAAP adjusted EBITDA (1) (2)	220.4	176.3	25.0
Non-GAAP adjusted net loss per diluted share (1)	(0.05)	(0.12)	NM

NM – Not meaningful
(1) See “Non-GAAP Financial Measures” below.

(2) Core financial measures reflect the results of the CCS, NICS (excluding DAS) and ANS segments, in the aggregate, and exclude general corporate costs that were previously allocated to the OWN segment, DAS business unit and Home segment, since these costs were not directly attributable to these discontinued operations. Beginning in the first quarter of 2024, these costs related to the Home segment have been reallocated to the remaining segments. These costs related to the OWN segment and DAS business unit will be reallocated to the remaining segments beginning in the first quarter of 2025.

“In the third quarter, CommScope delivered net sales of $1.082 billion, up 3% from the prior year, and Core adjusted EBITDA of $220 million, up 25% from the prior year. These results were primarily driven by strength in our CCS segment which delivered $174 million of adjusted EBITDA, an increase of 115% from the prior year. In addition to the CCS segment, we saw a sequential recovery in our Core NICS segment (excluding DAS). I’m pleased with our third quarter performance as we sequentially improved both revenue and adjusted EBITDA from the second quarter and saw a year-over-year improvement. Visibility continues to remain limited as upgrade timing and magnitude of network upgrades remain uncertain. We would expect to see continued momentum in all of our businesses over the next several quarters as we have made the investments in our products to help our customers deliver their next generations networks. We continue to control what we can, which was demonstrated by our third quarter 2024 Core adjusted EBITDA as a percentage of revenue of 20.4%, a significant improvement compared to 16.7% in the same prior year period,” said Chuck Treadway, President and Chief Executive Officer.

“For the third quarter, CommScope (including OWN and DAS) reported net sales of $1.414 billion, an increase of 5% from the prior year. Adjusted EBITDA of $308 million increased by 27%. We have narrowed our full year Core adjusted EBITDA guideposts to $700 to $750 million. We finished the third quarter with strong total liquidity of more than $1.02 billion including cash at quarter end of $456 million. In the third quarter, we engaged with our current creditors to address our debt maturities, and those conversations continue to be constructive,” added Kyle Lorentzen, Chief Financial Officer.

In the third quarter of 2024, CommScope entered into an agreement with Amphenol Corporation to divest of its OWN segment and DAS business unit. We expect the transaction to close in the first quarter of 2025. As a result of the pending transaction, unless otherwise noted, these financial results relate to CommScope’s continuing operations based on the following remaining three operating segments: CCS, NICS (excluding DAS) and ANS. For all periods presented, amounts have been recast to reflect these changes.

Third Quarter Results and Comparisons

Net sales in the third quarter of 2024 increased 2.7% year-over-year to $1.082 billion due to stronger net sales in the CCS segment, partially offset by lower net sales in the NICS and ANS segments. Net sales increased across all regions, except the Caribbean and Latin America region, in the third quarter of 2024.

Loss from continuing operations of $96.7 million, or $(0.52) per share, in the third quarter of 2024, improved compared to the prior year period's loss from continuing operations of $533.8 million, or $(2.59) per share. Non-GAAP adjusted net loss for the third quarter of 2024 was $13.2 million, or $(0.05) per share, versus $30.3 million, or $(0.12) per share, in the third quarter of 2023.

Non-GAAP adjusted EBITDA increased 30.2% to $204.2 million in the third quarter of 2024 compared to the same period last year. Non-GAAP adjusted EBITDA as a percentage of net sales increased to 18.9% in the third quarter of 2024 compared to 14.9% in the same prior year period. Core non-GAAP adjusted EBITDA increased 25.0% to $220.4 million in the third quarter of 2024 compared to the same prior year period. Core non-GAAP adjusted EBITDA as a percentage of net sales increased to 20.4% in the third quarter of 2024 compared to 16.7% in the same prior year period.

Reconciliations of the reported GAAP results to non-GAAP adjusted results are included below.

Third Quarter Comparisons

Sales by Region

			% Change
	Q3 2024	Q3 2023	YOY
United States	$714.6	$693.2	3.1%
Europe, Middle East and Africa	159.3	153.1	4.0
Asia Pacific	126.6	126.1	0.4
Caribbean and Latin America	47.5	50.0	(5.0)
Canada	34.2	31.0	10.3
Total net sales	$1,082.2	$1,053.4	2.7%

Segment Net Sales

			% Change
	Q3 2024	Q3 2023	YOY
CCS	$736.7	$630.5	16.8%
NICS	157.5	202.6	(22.3)
ANS	188.0	220.3	(14.7)
Total net sales	$1,082.2	$1,053.4	2.7%

Segment Operating Income (Loss)

			% Change
	Q3 2024	Q3 2023	YOY
CCS	$136.5	$26.3	419.0%
NICS	9.1	21.3	(57.3)
ANS	(18.0)	(429.8)	(95.8)
Core operating income (1)	127.6	(382.2)	NM
Corporate and other (2)	(25.4)	(26.2)	(3.1)
Total operating income (loss)	$102.2	$(408.4)	NM

Segment Adjusted EBITDA (See “Non-GAAP Financial Measures,” below)

			% Change
	Q3 2024	Q3 2023	YOY
CCS	$173.9	$80.9	115.0%
NICS	27.8	39.2	(29.1)
ANS	18.7	56.2	(66.7)
Core adjusted EBITDA (1)	220.4	176.3	25.0
Corporate and other (2)	(16.2)	(19.5)	(16.9)
Total segment adjusted EBITDA	$204.2	$156.8	30.2%

NM – Not meaningful

(1) Core financial measures reflect the results of the CCS, NICS (excluding DAS) and ANS segments, in the aggregate, and exclude general corporate costs that were previously allocated to the OWN segment, DAS business unit and Home segment, since these costs were not directly attributable to these discontinued operations.

(2) The corporate and other line item above reflects general corporate costs that were previously allocated to the OWN segment, DAS business unit and Home segment. These indirect expenses have been classified as continuing operations, since the costs were not directly attributable to these discontinued operations. Beginning in the first quarter of 2024, the corporate and other costs related to the Home segment have been reallocated to the remaining segments and partially offset by income from the Vantiva TSA. The corporate and other costs related to the OWN segment and DAS business unit will be reallocated to the remaining segments beginning in the first quarter of 2025.

•
CCS - Net sales of $736.7 million increased 16.8% from the prior year period primarily driven by an increase in the Enterprise business.
•
NICS - Net sales of $157.5 million decreased 22.3% from the prior year period primarily driven by declines in Ruckus.
•
ANS - Net sales of $188.0 million decreased 14.7% from the prior year period primarily driven by declines in Access Technologies and Broadband Network Solutions.

Cash Flow and Balance Sheet

•
GAAP cash flow generated by operations in the third quarter of 2024 was $122.2 million.
•
Free cash flow in the third quarter of 2024 was $115.5 million after adjusting operating cash flow for $6.7 million of additions to property, plant and equipment. The cash flows related to discontinued operations have not been segregated. Accordingly, this cash flow information includes the results of continuing and discontinued operations.
•
The Company ended the third quarter with $456.4 million in cash and cash equivalents which includes $64.2 million in cash and cash equivalents in assets held for sale.
•
As of September 30, 2024, the Company had no outstanding borrowings under its asset-based revolving credit facility and had availability of $567.9 million, after giving effect to borrowing base limitations and outstanding letters of credit. The Company ended the quarter with total liquidity of approximately $1,024.3 million.

Conference Call, Webcast and Investor Presentation

As previously announced, CommScope will host a conference call today at 8:30 a.m. ET in which management will discuss third quarter 2024 results. The conference call will also be webcast.

The live, listen-only audio of the call will be available through a link on the Events and Presentations page of CommScope’s Investor Relations website.

A webcast replay will be archived on CommScope’s website for a limited period of time following the conference call.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end, including questions relating to the planned sale of its OWN segment and DAS business unit. The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About CommScope:

CommScope (NASDAQ: COMM) is pushing the boundaries of technology to create the world’s most advanced wired and wireless networks. Our global team of employees, innovators and technologists empower customers to anticipate what’s next and invent what’s possible. Discover more at www.commscope.com.

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Investor Contact:
Massimo Disabato, CommScope
+1 630-281-3413
Massimo.Disabato@commscope.com

News Media Contact:
publicrelations@commscope.com

Non-GAAP Financial Measures

CommScope management believes that presenting certain non-GAAP financial measures enhances an investor’s understanding of our financial performance. CommScope management further believes that these financial measures are useful in assessing CommScope’s operating performance from period to period by excluding certain items that we believe are not representative of our core business. CommScope management also uses certain of these financial measures for business planning purposes and in measuring CommScope’s performance relative to that of its competitors. CommScope management believes these financial measures are commonly used by investors to evaluate CommScope’s performance and that of its competitors. However, CommScope’s use of certain non-GAAP terms may vary from that of others in its industry. Non-GAAP financial measures should not be considered as alternatives to operating income (loss), net income (loss), cash flow from operations or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance, operating cash flows or liquidity. A reconciliation of each of the non-GAAP measures discussed herein to their most comparable GAAP measures is below.

Core Measures

CommScope believes that presenting Core financial measures enhances the investor’s understanding of the financial performance of the Company’s core businesses. Core financial measures are the aggregate of the CCS, NICS (excluding DAS), and ANS segments, and exclude general corporate costs that were previously allocated to the OWN segment, DAS business unit and Home segment, since these costs were not directly attributable to the discontinued operations. The Core results represent the business results as currently managed and reported by CommScope. Future results and the composition of any business divested in the future may vary and differ materially from the presentation of the Core financial measures.

Forward Looking Statements

This press release includes certain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views with respect to future events and financial performance. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “potential,” “anticipate,” “should,” “could,” “designed to,” “foreseeable future,” “believe,” “think,” “scheduled,” “outlook,” “target,” “guidance” and similar expressions, although not all forward-looking statements contain such terms. This list of indicative terms and phrases is not intended to be all-inclusive.

These forward-looking statements are subject to various risks and uncertainties, many of which are outside our control, including, without limitation, our dependence on customers’ capital spending on data, communication and entertainment equipment, which could be negatively impacted by a regional or global economic downturn, among other factors; the potential impact of higher than normal inflation; concentration of sales among a limited number of customers and channel partners; risks associated with our sales through channel partners; changes to the regulatory environment in which we and our customers operate; changes in technology; industry competition and the ability to retain customers through product innovation, introduction, and marketing; changes in cost and availability of key raw materials, components and commodities and the potential effect on customer pricing and timing of delivery of products to customers; risks related to our ability to implement price increases on our products and services; risks associated with our dependence on a limited number of key suppliers for certain raw materials and components; risks related to the successful execution of CommScope NEXT and other cost saving initiatives; potential difficulties in realigning global manufacturing capacity and capabilities among our global manufacturing facilities or those of our contract manufacturers that may affect our ability to meet customer demands for products; possible future restructuring actions; the risk that our manufacturing operations, including our contract manufacturers on which we rely, encounter capacity, production, quality, financial or other difficulties causing difficulty in meeting customer demands; our substantial indebtedness, including our upcoming maturities and evaluation of capital structure alternatives and restrictive debt covenants; our ability to refinance existing indebtedness prior to its maturity or incur additional indebtedness at acceptable interest rates or at all; our ability to generate cash to service our indebtedness; the divestiture of the Home segment and its effect on our remaining businesses; the expected timing of the closing of the sale of the OWN and DAS businesses (the Transaction); the expected benefits of the Transaction, including the expected financial performance of CommScope following the Transaction; the ability of the parties to obtain any required regulatory approvals in connection with the Transaction and to complete the Transaction considering the various closing conditions; expenses related to the Transaction and any potential future costs; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive agreement governing the Transaction, or an inability to consummate the Transaction on the terms described or at all; the effect of the announcement of the Transaction on the ability of CommScope to retain and hire key personnel and maintain relationships with its key business partners and customers, and others with whom it does business, or on its operating results and businesses generally; the response of CommScope’s competitors, creditors and other stakeholders to the Transaction; risks associated with the disruption of management’s attention from ongoing business operations due to the Transaction; the ability to meet expectations regarding the timing and completion of the Transaction; potential litigation relating to the Transaction; restrictions during the pendency of the Transaction that may impact the ability to pursue certain business opportunities, including uncertainty regarding the timing of the separation, achievement of the expected benefits and the potential disruption to the business; our ability to integrate and fully realize anticipated benefits from prior or future divestitures, acquisitions or equity investments; possible future additional impairment charges for fixed or intangible assets, including goodwill; our ability to attract and retain qualified key employees; labor unrest; product quality or performance issues, including those associated with our suppliers or contract manufacturers, and associated warranty claims; our ability to maintain effective management information technology systems and to successfully implement major systems initiatives; cyber-security incidents, including data security breaches, ransomware or computer viruses; the use of open standards; the long-term impact of climate change; significant international operations exposing us to economic risks like variability in foreign exchange rates and inflation, as well as political and other risks, including the impact of wars, regional conflicts and terrorism; our ability to comply with governmental anti-corruption laws and regulations worldwide; the impact of export and import controls and sanctions worldwide on our supply chain and ability to compete in international markets; changes in the laws and policies in the United States affecting trade, including the risk and uncertainty related to tariffs or potential trade wars and potential changes to laws and policies, that may impact our products; the costs of protecting or defending intellectual property; costs and challenges of compliance with domestic and foreign social and environmental laws; the impact of litigation and similar regulatory proceedings in which we are involved or may become involved, including the costs of such litigation; the scope, duration and impact of disease outbreaks and pandemics, such as COVID-19, on our business, including employees, sites, operations, customers, supply chain logistics and the global economy; our stock price volatility; income tax rate variability and ability to recover amounts recorded as deferred tax assets; and other factors beyond our control. These and other factors are discussed in greater detail in our 2023 Annual Report on Form 10-K and may be updated from time to time in our annual reports, quarterly reports, current reports and other filings we make with the Securities and Exchange Commission. Although the information contained in this press release represents our best judgment as of the date of this release based on information currently available and reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements, which speak only as of the date made. We are not undertaking any duty or obligation to update this information to reflect developments or information obtained after the date of this press release, except to the extent required by law.

—END—

CommScope Holding Company, Inc.
Condensed Consolidated Statements of Operations
(Unaudited -- In millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Net sales	$1,082.2	$1,053.4	$3,036.7	$3,642.1
Cost of sales	647.1	673.2	1,909.9	2,320.1
Gross profit	435.1	380.2	1,126.8	1,322.0
Transition service agreement income	4.4	—	22.4	—
Operating expenses:
Selling, general and administrative	203.4	186.4	565.5	602.1
Research and development	78.0	85.4	235.2	297.9
Amortization of purchased intangible assets	56.8	68.9	181.4	231.8
Restructuring costs (credits), net	(0.9)	22.0	30.6	43.1
Asset impairments	—	425.9	—	425.9
Total operating expenses	337.3	788.6	1,012.7	1,600.8
Operating income (loss)	102.2	(408.4)	136.5	(278.8)
Other income (expense), net	(6.8)	8.0	1.7	19.6
Interest expense	(168.0)	(171.3)	(503.2)	(504.9)
Interest income	2.6	3.4	8.3	7.8
Loss from continuing operations before income taxes	(70.0)	(568.3)	(356.7)	(756.3)
Income tax (expense) benefit	(26.7)	34.5	(41.2)	74.4
Loss from continuing operations	(96.7)	(533.8)	(397.9)	(681.9)
Income (loss) from discontinued operations, net of income tax (expense) benefit of $(22.1), $124.1, $(74.7) and $83.6, respectively	63.7	(294.9)	50.1	(243.8)
Net loss	(33.0)	(828.7)	(347.8)	(925.7)
Series A convertible preferred stock dividends	(16.4)	(15.5)	(48.6)	(45.9)
Net loss attributable to common stockholders	$(49.4)	$(844.2)	$(396.4)	$(971.6)

Basic:
Loss from continuing operations per share	$(0.52)	$(2.59)	$(2.09)	$(3.46)
Earnings (loss) from discontinued operations per share	0.30	(1.39)	0.23	(1.17)
Loss per share	$(0.23)	$(3.98)	$(1.85)	$(4.62)

Diluted:
Loss from continuing operations per share	$(0.52)	$(2.59)	$(2.09)	$(3.46)
Earnings (loss) from discontinued operations per share	0.30	(1.39)	0.23	(1.17)
Loss per share	$(0.23)	$(3.98)	$(1.85)	$(4.62)

Weighted average shares outstanding:
Basic	215.9	211.9	213.9	210.4
Diluted (a)	215.9	211.9	213.9	210.4
(a) Calculation of diluted loss per share:
Net loss attributable to common stockholders (basic and diluted)	$(49.4)	$(844.2)	$(396.4)	$(971.6)

Weighted average shares (basic)	215.9	211.9	213.9	210.4
Dilutive effect of equity-based awards	—	—	—	—
Denominator (diluted)	215.9	211.9	213.9	210.4

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

CommScope Holding Company, Inc.
Condensed Consolidated Balance Sheets
(In millions, except share amounts)

	Unaudited September 30, 2024	December 31, 2023
Assets
Cash and cash equivalents	$392.1	$500.3
Accounts receivable, net of allowance for doubtful accounts of $17.9 and $24.3, respectively	664.8	592.1
Inventories, net	843.5	900.8
Prepaid expenses and other current assets	178.0	135.0
Current assets held for sale	1,345.5	734.4
Total current assets	3,423.9	2,862.6
Property, plant and equipment, net of accumulated depreciation of $757.5 and $713.4, respectively	365.0	433.3
Goodwill	2,906.9	2,897.7
Other intangible assets, net	1,276.2	1,459.5
Deferred income taxes	553.6	614.4
Other noncurrent assets	285.1	274.6
Noncurrent assets held for sale	—	829.8
Total assets	$8,810.7	$9,371.9
Liabilities and Stockholders' Deficit
Accounts payable	$381.7	$330.7
Accrued and other liabilities	527.0	566.8
Current portion of long-term debt	1,306.6	32.0
Current liabilities held for sale	235.4	479.9
Total current liabilities	2,450.7	1,409.4
Long-term debt	7,966.4	9,246.6
Deferred income taxes	101.0	94.8
Other noncurrent liabilities	404.4	406.9
Noncurrent liabilities held for sale	—	20.9
Total liabilities	10,922.5	11,178.6
Commitments and contingencies
Series A convertible preferred stock, $0.01 par value	1,210.7	1,162.1
Stockholders' deficit:
Preferred stock, $0.01 par value: Authorized shares: 200,000,000;
Issued and outstanding shares: 1,210,682 and 1,162,085, respectively, Series A convertible preferred stock	—	—
Common stock, $0.01 par value: Authorized shares: 1,300,000,000; Issued and outstanding shares: 215,857,513 and 212,108,634, respectively	2.3	2.3
Additional paid-in capital	2,522.9	2,550.4
Accumulated deficit	(5,300.9)	(4,953.1)
Accumulated other comprehensive loss	(243.2)	(266.7)
Treasury stock, at cost: 15,636,515 shares and 14,424,126 shares, respectively	(303.6)	(301.7)
Total stockholders' deficit	(3,322.5)	(2,968.8)
Total liabilities and stockholders' deficit	$8,810.7	$9,371.9

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

CommScope Holding Company, Inc.
Condensed Consolidated Statements of Cash Flows (1)
(Unaudited -- In millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Operating Activities:
Net loss	$(33.0)	$(828.7)	$(347.8)	$(925.7)
Adjustments to reconcile net income (loss) to net cash generated by operating activities:
Depreciation and amortization	85.2	138.7	287.7	442.2
Equity-based compensation	8.3	11.3	21.1	35.5
Deferred income taxes	(4.9)	(188.0)	1.9	(249.9)
Asset impairments	—	895.1	17.2	895.1
Changes in assets and liabilities:
Accounts receivable	81.4	200.6	(99.1)	375.0
Inventories	11.6	82.4	58.2	218.0
Prepaid expenses and other assets	(7.1)	(3.1)	(108.7)	13.2
Accounts payable and other liabilities	(35.6)	(113.6)	81.8	(524.8)
Other	16.3	(55.9)	82.9	(49.1)
Net cash generated by (used in) operating activities	122.2	138.8	(4.8)	229.5
Investing Activities:
Additions to property, plant and equipment	(6.7)	(8.7)	(18.0)	(43.9)
Proceeds from sale of property, plant and equipment	—	0.1	0.2	41.8
Acquisition of a business	—	—	(45.1)	—
Other	—	—	8.6	20.4
Net cash generated by (used in) investing activities	(6.7)	(8.6)	(54.3)	18.3
Financing Activities:
Long-term debt repaid	(8.0)	(8.0)	(24.0)	(24.0)
Long-term debt repurchases	—	(17.1)	—	(92.1)
Tax withholding payments for vested equity-based compensation awards	—	—	(1.8)	(8.9)
Other	—	—	—	2.1
Net cash used in financing activities	(8.0)	(25.1)	(25.8)	(122.9)
Effect of exchange rate changes on cash and cash equivalents	2.9	(4.3)	(2.5)	(4.1)
Change in cash and cash equivalents	110.4	100.8	(87.4)	120.8
Cash and cash equivalents at beginning of period	346.0	418.1	543.8	398.1
Cash and cash equivalents at end of period	$456.4	$518.9	$456.4	$518.9

(1) The cash flows related to discontinued operations have not been segregated. Accordingly, the Condensed Consolidated Statements of Cash Flows include the results of continuing and discontinued operations.

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

CommScope Holding Company, Inc.
Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures
(Unaudited -- In millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Loss from continuing operations, as reported	$(96.7)	$(533.8)	$(397.9)	$(681.9)
Income tax expense (benefit), as reported	26.7	(34.5)	41.2	(74.4)
Interest income, as reported	(2.6)	(3.4)	(8.3)	(7.8)
Interest expense, as reported	168.0	171.3	503.2	504.9
Other (income) expense, as reported	6.8	(8.0)	(1.7)	(19.6)
Operating income (loss), as reported	$102.2	$(408.4)	$136.5	$(278.8)
Adjustments:
Amortization of purchased intangible assets	56.8	68.9	181.4	231.8
Restructuring costs (credits), net	(0.9)	22.0	30.6	43.1
Equity-based compensation	7.3	9.4	18.3	29.1
Asset impairments	—	425.9	—	425.9
Transaction, transformation and integration costs	19.5	14.6	45.8	17.7
Acquisition accounting adjustments	—	0.4	—	1.3
Patent claims and litigation settlements	—	(3.5)	—	(3.5)
Recovery for Russian accounts receivable	—	—	—	(2.0)
Cyber incident costs	—	1.5	—	5.1
Depreciation	19.3	26.0	62.0	75.2
Total adjustments to operating income (loss)	102.0	565.2	338.1	823.7
Non-GAAP adjusted EBITDA	$204.2	$156.8	$474.6	$544.9

Loss from continuing operations, as reported	$(96.7)	$(533.8)	$(397.9)	$(681.9)
Adjustments:
Total pretax adjustments to adjusted EBITDA	82.7	539.2	276.1	748.5
Pretax amortization of debt issuance costs and OID (1)	6.8	6.7	20.1	20.5
Pretax gain on debt transactions (2)	—	(8.6)	—	(19.1)
Tax effects of adjustments and other tax items (3)	(6.0)	(33.8)	44.3	(73.0)
Non-GAAP adjusted net loss	$(13.2)	$(30.3)	$(57.4)	$(5.0)
GAAP loss from continuing operations per share, as reported (4)	$(0.52)	$(2.59)	$(2.09)	$(3.46)
Non-GAAP adjusted diluted loss per share (5)	$(0.05)	$(0.12)	$(0.22)	$(0.02)

(1) Included in interest expense.
(2) Included in other income, net.

(3) The tax rates applied to adjustments reflect the tax expense or benefit based on the tax jurisdiction of the entity generating the adjustment. There are certain items for which we expect little or no tax effect.

(4) For all periods presented, GAAP loss from continuing operations per share was calculated using loss from continuing operations in the numerator, which includes the impact of the Series A convertible preferred stock dividend.

(5) Diluted shares used in the calculation of non-GAAP adjusted diluted loss per share are 266.3 million and 253.7 million for the three months ended September 30, 2024 and 2023, respectively, and 260.2 million and 253.0 million for the nine months ended September 30, 2024 and 2023, respectively.

See “Non-GAAP Financial Measures” above.

CommScope Holding Company, Inc.
Sales by Region
(Unaudited -- In millions)

Sales by Region
			% Change
	Q3 2024	Q3 2023	YOY
United States	$714.6	$693.2	3.1%
Europe, Middle East and Africa	159.3	153.1	4.0
Asia Pacific	126.6	126.1	0.4
Caribbean and Latin America	47.5	50.0	(5.0)
Canada	34.2	31.0	10.3
Total net sales	$1,082.2	$1,053.4	2.7%

CommScope Holding Company, Inc.
Segment Information
(Unaudited -- In millions)

Segment Net Sales
			% Change
	Q3 2024	Q3 2023	YOY
CCS	$736.7	$630.5	16.8%
NICS	157.5	202.6	(22.3)
ANS	188.0	220.3	(14.7)
Total net sales	$1,082.2	$1,053.4	2.7%

Segment Adjusted EBITDA (1)
			% Change
	Q3 2024	Q3 2023	YOY
CCS	$173.9	$80.9	115.0%
NICS	27.8	39.2	(29.1)
ANS	18.7	56.2	(66.7)
Core adjusted EBITDA (2)	220.4	176.3	25.0
Corporate and other (3)	(16.2)	(19.5)	(16.9)
Total segment adjusted EBITDA	$204.2	$156.8	30.2%

(1) See “Non-GAAP Financial Measures” above.

(2) Core financial measures reflect the results of the CCS, NICS (excluding DAS) and ANS segments, in the aggregate, and exclude general corporate costs that were previously allocated to the OWN segment, DAS business unit and Home segment, since these costs were not directly attributable to these discontinued operations.

(3) The corporate and other line item above reflects general corporate costs that were previously allocated to the OWN segment, DAS business unit and Home segment. These indirect expenses have been classified as continuing operations, since the costs were not directly attributable to these discontinued operations. Beginning in the first quarter of 2024, the corporate and other costs related to the Home segment have been reallocated to the remaining segments and partially offset by income from the Vantiva TSA. The corporate and other costs related to the OWN segment and DAS business unit will be reallocated to the remaining segments beginning in the first quarter of 2025.

CommScope Holding Company, Inc.
Reconciliation of GAAP to Segment Adjusted EBITDA
(Unaudited -- In millions)

Third Quarter 2024 Segment Adjusted EBITDA Reconciliation

	CCS	NICS	ANS	Corporate and other (1)	Total
Operating income (loss), as reported	$136.5	$9.1	$(18.0)	$(25.4)	$102.2
Amortization of purchased intangible assets	18.1	12.7	24.3	1.7	56.8
Restructuring costs (credits), net	(0.6)	(0.2)	0.1	(0.2)	(0.9)
Equity-based compensation	2.8	1.9	2.2	0.4	7.3
Transaction, transformation and integration costs	3.6	2.8	5.7	7.4	19.5
Depreciation	13.5	1.5	4.3	—	19.3
Segment adjusted EBITDA	$173.9	$27.8	$18.7	$(16.2)	$204.2
Segment adjusted EBITDA % of sales	23.6%	17.7%	9.9%	NM	18.9%

Third Quarter 2023 Segment Adjusted EBITDA Reconciliation
	CCS	NICS	ANS	Corporate and other (1)	Total
Operating income (loss), as reported	$26.3	$21.3	$(429.8)	$(26.2)	$(408.4)
Amortization of purchased intangible assets	18.9	12.7	37.4	(0.1)	68.9
Restructuring costs, net	16.0	0.7	2.8	2.5	22.0
Equity-based compensation	3.7	2.0	2.6	1.1	9.4
Asset impairments	—	—	425.9	—	425.9
Transaction, transformation and integration costs	0.1	3.1	11.3	0.1	14.6
Acquisition accounting adjustments	—	0.2	—	—	0.4
Patent claims and litigation settlements	—	(3.5)	—	—	(3.5)
Cyber incident costs	0.7	0.2	0.3	0.3	1.5
Depreciation	15.2	2.5	5.6	2.7	26.0
Segment adjusted EBITDA	$80.9	$39.2	$56.2	$(19.5)	$156.8
Segment adjusted EBITDA % of sales	12.8%	19.3%	25.5%	NM	14.9%

(1) Includes general corporate costs that were previously allocated to the OWN segment, DAS business unit and Home segment and are now classified as continuing operations, since the costs were not directly attributable to these discontinued operations.

NM – Not meaningful
Components may not sum to total due to rounding.
See “Non-GAAP Financial Measures” above.

CommScope Holding Company, Inc.
Reconciliation of GAAP to Segment Adjusted EBITDA
(Unaudited -- In millions)

CommScope (including OWN & DAS) Adjusted EBITDA Reconciliation

	Q3 2024	Q3 2023
Operating income (loss), as reported	$193.0	$(331.8)
Amortization of purchased intangible assets	58.5	75.4
Restructuring costs (credits), net	(0.9)	20.0
Equity-based compensation	8.3	10.5
Asset impairments	—	425.9
Transaction, transformation and integration costs	28.7	14.5
Acquisition accounting adjustments	—	0.3
Patent claims and litigation settlements	—	(3.5)
Cyber incident costs	—	1.5
Depreciation	20.0	29.1
Segment adjusted EBITDA	$307.6	$241.9
Segment adjusted EBITDA % of sales	21.8%	17.9%

CommScope Holding Company, Inc.
Free Cash Flow
(Unaudited -- In millions)

Free Cash Flow (1)
	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024
Cash flow from operations	$138.8	$60.4	$(177.7)	$50.8	$122.2
Capital expenditures	(8.7)	(9.4)	(6.0)	(5.3)	(6.7)
Free cash flow	130.1	51.0	(183.7)	45.5	115.5

(1) The cash flows related to discontinued operations have not been segregated. Accordingly, the Condensed Consolidated Statements of Cash Flows include the results of continuing and discontinued operations.

CommScope Holding Company, Inc.
Adjusted Gross Profit and Adjusted Operating Expense
(Unaudited -- In millions)

GAAP to Non-GAAP Adjusted Gross Profit
	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024
Gross profit, as reported	$380.2	$344.5	$292.7	$399.0	$435.1
Equity-based compensation	0.9	1.1	0.9	—	0.7
Acquisition accounting adjustments	0.3	—	0.1	—	—
Patent claims and litigation settlements	(3.5)	—	—	—	—
Adjusted gross profit	$377.9	$345.6	$293.7	$399.0	$435.8
Adjusted gross profit as % of sales	35.9%	37.4%	32.6%	37.9%	40.3%

GAAP to Non-GAAP Adjusted Operating Expense
	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024
Selling, general and administrative, as reported	$186.4	$181.2	$175.1	$187.0	$203.4
Research and development, as reported	85.4	85.2	84.6	72.6	78.0
Operating expenses	$271.8	$266.4	$259.7	$259.6	$281.4
Equity-based compensation	8.5	8.4	8.9	1.1	6.6
Transaction, transformation and integration costs	14.6	9.4	6.6	19.9	19.5
Cyber incident costs	1.5	0.4	—	—	—
Adjusted operating expense	$247.2	$248.2	$244.2	$238.6	$255.3
Adjusted operating expense as % of sales	23.5%	26.9%	27.1%	22.6%	23.6%

Components may not sum to total due to rounding.
See “Non-GAAP Financial Measures” above.

CommScope Holding Company, Inc.
Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures
(Unaudited -- In millions)

Consolidated Adjusted EBITDA Outlook Reconciliation

	Outlook Range
	2024
Operating income	$223	$253
Adjustments:
Amortization of purchased intangible assets	232	237
Equity-based compensation	25	27
Restructuring costs, net and transaction and transformation costs	85	95
Depreciation	80	83
Total adjustments to operating income	422	442
Adjusted EBITDA	$645	$695

Our actual results may be impacted by additional events for which information is not currently available, such as additional restructuring activities, asset impairments, additional transaction, transformation and integration costs and other gains or losses related to events that are not currently known or measurable.

See "Forward-Looking Statements" and "Non-GAAP Financial Measures" above.

Core Adjusted EBITDA Outlook Reconciliation

	Outlook Range
	2024
Core operating income (1)	$285	$315
Adjustments:
Amortization of purchased intangible assets	232	237
Equity-based compensation	23	25
Restructuring costs, net and transaction and transformation costs	80	90
Depreciation	80	83
Total adjustments to core operating income (1)	415	435
Core adjusted EBITDA (1)	$700	$750

(1) Core financial measures reflect the results of the CCS, NICS (excluding DAS) and ANS segments, in the aggregate, and exclude general corporate costs that were previously allocated to the OWN segment, DAS business unit and Home segment, since these costs were not directly attributable to these discontinued operations. Beginning in the first quarter of 2024, these costs related to the Home segment have been reallocated to our remaining segments. These costs related to the OWN segment and DAS business unit will be reallocated to our remaining segments beginning in the first quarter of 2025.

Our actual results may be impacted by additional events for which information is not currently available, such as additional restructuring activities, asset impairments, additional transaction, transformation and integration costs and other gains or losses related to events that are not currently known or measurable.

See "Forward-Looking Statements" and "Non-GAAP Financial Measures" above.